AGENCY AGREEMENT

THIS AGREEMENT made as of the 12th day of March, 2014, by and between THE ADVISORS' INNER CIRCLE FUND III, a business trust existing under the laws of the Commonwealth of Massachusetts, having its principal place of business at One Freedom Valley Drive, Oaks, Pennsylvania 19456 (the "Trust") on behalf of each separate series of the Trust (each a "Fund") and each separate series of certain Funds (each a "Portfolio") maintained by a fund complex/management company as described and evidenced on each Advisor Complex Schedule attached hereto, and DST SYSTEMS, INC., a corporation existing under the laws of the State of Delaware, having its principal place of business at 333 West 11(th) Street, 5(th) Floor, Kansas City, Missouri 64105 ("DST"):

                                  WITNESSETH:

          WHEREAS, the Trust desires to appoint DST as Transfer Agent and Dividend Disbursing Agent, and DST desires to accept such appointment;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   DOCUMENTS TO BE FILED WITH APPOINTMENT.

     In connection with the appointment of DST as Transfer Agent and Dividend Disbursing Agent for the Trust, there will be filed with DST the following documents:

     A. A certified copy of the resolutions of the Board of Trustees of the Trust appointing DST as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to give written instructions and requests on behalf of the Trust;

     B. A certified copy of the Declaration of Trust and all amendments thereto;

     C. A certified copy of the Bylaws of the Trust;

     D. Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission.

     E. Specimens of the signatures of the officers of the Trust authorized to sign written instructions and requests;

     F. An opinion of counsel for the Trust with respect to:


COPYRIGHT 2014 DST SYSTEMS, INC.

3/18/2014

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     (1)  The Trust's organization and existence under the laws of its state of organization,

     (2)  The status of all units of beneficial interest of the Trust
          ("Shares") covered by the appointment under the Securities Act of 1933, as amended (the "1933 Act"), and any other applicable federal or state statute, and

     (3) That all issued Shares are, and all unissued Shares will be, when issued, validly issued, fully paid and nonassessable.

2. CERTAIN REPRESENTATIONS AND WARRANTIES OF DST.

     DST represents and warrants to the Trust that:

     A. It is a corporation duly organized and existing and in good standing under the laws of Delaware.

     B. It is duly qualified to carry on its business in the State of Missouri.

     C. It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement.

     D. It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934 (the "1934 Act").

     E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

     F. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

     G. It is in compliance with Securities and Exchange Commission ("SEC") regulations and is not subject to restrictions under Rule 17Ad-3, as amended, adopted under the 1934 Act.

     H. Copies of DST's Rule 17Ad-13 reports will be provided to the Trust annually as and to the extent required under Rule 17Ad-13 under the 1934 Act.

     I. Its fidelity bonding and minimum capital meet the transfer agency requirements of the New York Stock Exchange.

3. CERTAIN REPRESENTATIONS AND WARRANTIES OF THE TRUST.

     The Trust represents and warrants to DST that:

     A. It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.


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     B.   It is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     C. A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all Shares of the Trust being offered for sale.

     D. All requisite steps have been and will continue to be taken to register the Trust's Shares for sale in all applicable states and such registration will be effective at all times Shares are offered for sale in such state. All Shares issued and outstanding as of the date of this Agreement were issued pursuant to an effective registration statement under the 1933 Act or were exempt or were issued in a transaction or transactions exempt from the registration requirements of the 1933 Act. Any Shares issued after the date hereof will be issued pursuant to an effective registration statement under the 1933 Act, unless in each case such Shares or transaction is exempt from the registration requirements of the 1933 Act.

     E. Each offer to sell or sale of shares of the Trust by the Trust or its agents, representatives and dealers in each state in which a share is offered for sale or sold will be made in material compliance with all applicable Federal, State or local laws, rules and regulations

     F. The Trust is empowered under applicable laws and by its charter and Bylaws to enter into and perform this Agreement.

4. SCOPE OF APPOINTMENT.

     A. Subject to the terms and conditions set forth in this Agreement, the Trust hereby appoints DST as Transfer Agent and Dividend Disbursing Agent.

     B. DST hereby accepts such appointment and agrees that it will act as the Trust's Transfer Agent and Dividend Disbursing Agent. DST agrees that it will also act as agent in connection with each Fund's periodic withdrawal payment accounts and other open accounts or similar plans for shareholders, if any.

     C. The Trust agrees to use its reasonable efforts to deliver to DST in Kansas City, Missouri, as soon as they are available, all of its shareholder account records.

     D. DST, utilizing TA2000(TM) , DST's computerized data processing system for securityholder accounting (the "TA2000 System"), will perform the following services as transfer and dividend disbursing agent for the Trust, and as agent of the


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          Trust for shareholder accounts thereof, in a timely manner: (i)
          issuing (including countersigning), transferring and canceling share certificates; (ii) maintaining on the TA2000 System shareholder accounts; (iii) accepting and effectuating the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of Shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the National Securities Clearing Corporation ("NSCC") on behalf of NSCC's participants, including the Funds), in accordance with instructions transmitted to and received by DST by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of, an Authorized Person, as hereinafter defined, on the Dealer File maintained by DST; (iv) issuing instructions to the Funds' banks for the settlement of transactions between the Funds and NSCC (acting on behalf of its broker-dealer and bank participants); (v) providing account and transaction information from each affected Fund's records on TA2000 in accordance with NSCC's Networking and Fund/SERV rules for those broker-dealers; (vi) maintaining shareholder accounts on TA2000 through Networking; (vii) providing transaction journals; (viii) preparing shareholder meeting lists for use in connection with special meetings and certifying a copy of such list, the first such list to be at no additional charge, anyone thereafter to be charged for; (ix) mailing shareholder reports and prospectuses; (x) withholding, as required by federal law, taxes on shareholder accounts, preparing, filing and mailing U.S. Treasury Department Forms 1099, 1042, and 1042S and performing and paying backup withholding as required for all shareholders; (xi) disbursing income dividends and capital gains distributions to shareholders and recording reinvestment of dividends and distributions in Shares of a Fund; (xii) preparing and mailing confirmation forms to shareholders and dealers, as instructed, for all purchases and liquidations of Shares of a Fund and other confirmable transactions in shareholders' accounts and recording reinvestment of dividend and distributions in Shares of the Funds; (xiii) providing or making available on-line daily and monthly reports as provided by the TA2000 System and as requested by a Fund or its management company;
          (xiv) maintaining those records necessary to carry out DST's duties

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          hereunder, including all information reasonably required by a Fund to account for all transactions in each Fund's Shares; (xv) calculating the appropriate sales charge with respect to each purchase of Fund Shares as set forth in each Fund's prospectus PROVIDED (A) the TA2000 System as then constituted supports such amended charges AND (B) only after thirty (30) days prior written notice of and instruction as to such change to the charges is given to DST AND (C) subject to additional fees therefore in the change to the charges increases DST's cost to perform the obligations set forth in this subsection (xv), determining the portion of each sales charge payable to the dealer participating in a sale in accordance with schedules and instructions delivered to DST by the Trust's principal underwriter or distributor (hereinafter "principal underwriter") or an Authorized Person from time to time, disbursing dealer commissions collected to such dealers, determining the portion of each sales charge payable to such principal underwriter and disbursing such commissions to the principal underwriter; (xvi) receiving correspondence pertaining to any former, existing or new shareholder account, processing such correspondence for proper recordkeeping, and responding promptly to shareholder correspondence; mailing to dealers confirmations of wire order trades; mailing copies of shareholder statements to shareholders and registered representatives of dealers in accordance with the instructions of an Authorized Person; (xvii) processing, generally on the date of receipt, purchases or redemptions or instructions to settle any mail or wire order purchases or redemptions received in proper order as set forth in the prospectus, rejecting promptly any requests not received in proper order (as defined by an Authorized Person or the Procedures as hereinafter defined), and causing exchanges of Shares to be executed in accordance with the instructions of Authorized Persons, the applicable prospectus and the general exchange privilege applicable; (xviii) providing to the person designated by an Authorized Person the daily Blue Sky reports generated by the Blue Sky module of TA2000 with respect to purchases of Shares of the Trust on TA2000; and (xix) providing to the Funds escheatment reports as requested by an Authorized Person with respect to the status of accounts and outstanding checks on TA2000. In addition, DST shall be responsible for assessing and collecting redemption fees as

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          required pursuant to each applicable Fund's prospectus and for complying with relevant policies and procedures in connection with each applicable Fund's market timing policy.

     E. At the request of an Authorized Person, DST shall use reasonable efforts to provide the services set forth in Section 4.D. in connection with transactions (i) on behalf of retirement plans and participants in retirement plans and transactions ordered by brokers as part of a "no transaction fee" program ("NTF"), the processing of which transactions require DST to use methods and procedures other than those usually employed by DST to perform shareholder servicing agent services, (ii) involving the provision of information to DST after the commencement of the nightly processing cycle of the TA2000 System or (iii) which require more manual intervention by DST, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System than is usually required by non-retirement plan, non-NTF and pre-nightly transactions, (the "Exception Services").

     F. DST shall use reasonable efforts to provide, reasonably promptly under the circumstances, the same services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in each Fund's instructions, prospectus or application as amended from time to time, for each Fund provided (i) DST is advised in advance by the Fund of any changes therein and (ii) the TA2000 System and the mode of operations utilized by DST as then constituted supports such additional functions and features.

          If any addition to, improvement of or change in the features and functions currently provided by the TA2000 System or the operations as requested by a Fund requires an enhancement or modification to the TA2000 System or to operations as presently conducted by DST, DST shall not be liable therefore until such modification or enhancement is installed on the TA2000 System or new mode of operation is instituted. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation measurably increases DST's cost of performing the services required hereunder at the current level of service, DST shall advise the Trust of the amount of such


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          increase and if the Trust elects to utilize such function, feature or service, DST shall be entitled to increase its fees by the amount of the increase in costs. In no event shall DST be responsible for or liable to provide any additional function, feature, improvement or change in method of operation until it has consented thereto in writing.

     G. The Trust shall be entitled to add new Funds or Portfolios or classes thereof to the TA2000 System upon at least thirty (30) days' prior written notice to DST provided that the requirements of the new series are generally consistent with services then being provided by DST under this Agreement. Rates or charges for additional series shall be as set forth in Exhibit A, as hereinafter defined, for the remainder of the contract term except as such series use functions, features or characteristics for which DST has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be in accordance with DST's then-standard pricing schedule.

     (H) DST and the Trust will execute a schedule (each, an "Advisor Complex Schedule"), substantially in the form attached hereto as Exhibit C, for each separate fund complex/management company client of the Trust for whom the Trust retains DST to provide services pursuant to this Agreement (each an "Advisor Complex"). Each Advisor Complex Schedule will show (i) the name of the Advisor Complex, (ii) the term for the Advisor Complex Schedule (which, unless otherwise mutually agreed in writing, will be coterminous with the terms of the relationship between the Trust and the Advisor Complex), and (iii) the fees to be paid by the Trust to DST pursuant to Section 6 with respect to such Advisor Complex.

     (I) The provisions of this Section 4.I that follow this sentence shall take precedence over and shall govern in the event of any inconsistency between such provisions and any other provisions of this Agency Agreement or any provisions of any exhibit or other attachment to this Agency Agreement (or any provisions of any attachment to any such exhibit or attachment). The parties agree that -- to the extent that DST provides any services under this Agency Agreement that relate to compliance by the Trust or the Fund with the Internal Revenue Code of 1986 or


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          any other tax law, including without limitation the services described in Section 4.D(x) -- it is the parties' mutual intent that DST will provide only printing, reproducing, and other mechanical assistance to the Funds or the Trust and that DST will not make any judgments or exercise any discretion of any kind, and particularly that DST will not make any judgments or exercise any discretion in: (1) determining generally the actions that are required in connection with such compliance or determining generally when such compliance has been achieved; (2) determining the amounts of taxes that should be withheld on securityholder accounts (except to the extent of making mathematical calculations of such amounts based on express instructions provided by the Trust); (3) determining the amounts that should be reported in or on any specific box or line of any tax form (except to the extent of making mathematical calculations of such amounts based on express instructions provided by the Trust which among other things identify the specific boxes and lines into which amounts calculated by DST are to be placed); (4) classifying the status of securityholders and securityholder accounts under applicable tax law (except to the extent of following express instructions regarding such classification provided by the Trust); and (5) paying withholding and other taxes, except pursuant to the express instructions of the Trust. The Trust agrees that it will provide express and comprehensive instructions to DST in connection with all of the services that are to be provided by DST under this Agency Agreement that relate to compliance by the Trust or the Fund with the Internal Revenue Code of 1986 or any other tax law (including without limitation the services described in Section 4.D(x)), including promptly providing responses to requests for direction that may be made from time to time by DST of the Trust in this regard

5.        LIMIT OF AUTHORITY.

          Unless otherwise expressly limited by the resolution of appointment or by subsequent action by the Trust, the appointment of DST as Transfer Agent will be construed to cover the full amount of authorized Shares of the class or classes for which DST is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount.


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          In case of such increase, the Trust will file with DST:

     A. If the appointment of DST was theretofore expressly limited, a certified copy of a resolution of the Board of Trustees of the Trust increasing the authority of DST;

     B. A certified copy of the amendment to the Trust's Declaration of Trust authorizing the increase of Shares;

     C. A certified copy of the order or consent of each governmental or regulatory authority required by law to consent to the issuance of the increased Shares, and an opinion of counsel that the order or consent of no other governmental or regulatory authority is required;

     D.   Opinion of counsel for the Trust stating:

     (1) The status of the additional Shares of the Trust under the Securities Act of 1933, as amended, and any other applicable federal or state statute; and

     (2) That the additional Shares are, or when issued will be, validly issued, fully paid and nonassessable.

6. COMPENSATION AND EXPENSES.

     A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, the Trust will pay to DST from time to time a reasonable compensation for all services rendered as Agent, and also, all its reasonable billable expenses, charges, counsel fees, and other disbursements ("Compensation and Expenses") incurred in connection with the agency. Such compensation shall be calculated with respect to each Advisor Complex as set forth on each Advisor Complex Schedule or, if no separate fee schedule is agreed in an Advisor Complex Schedule with respect to a particular Advisor Complex, such fees set forth Exhibit A attached hereto and incorporated herein by reference. If the Trust has not paid such Compensation and Expenses to DST within a reasonable time, DST may charge against any monies held under this Agreement, the amount of any Compensation and/or Expenses for which it shall be entitled to reimbursement under this Agreement. The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month


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          following the month during which such account is closed and shall cease to be charged in the month following the Purge Date, as hereinafter defined in Section 16.

     B. The Trust also agrees promptly to reimburse DST for all reasonable billable expenses or disbursements incurred by DST in connection with the performance of services under this Agreement including, but not limited to, expenses for postage, express delivery services, freight charges, envelopes, checks, drafts, forms (continuous or otherwise), specially requested reports and statements, telephone calls, telegraphs, stationery supplies, counsel fees, outside printing and mailing firms (including DST Output, LLC), magnetic tapes, reels or cartridges (if sent to the Trust or to a third party at the Trust's request) and magnetic tape handling charges, off-site record storage, media for storage of records (e.g., microfilm, microfiche, optical platters, computer tapes), computer equipment installed at the Trust's request at the Trust's or a third party's premises, telecommunications equipment, telephone/telecommunication lines between a Fund and its agents, on one hand, and DST on the other, proxy soliciting, processing and/or tabulating costs, second-site backup computer facility, transmission of statement data for remote printing or processing, National Securities Clearing Corporation ("NSCC") transaction fees and any other expenses incurred by DST on behalf of the Fund listed on Exhibit A or, if not listed, then incurred with the prior consent or at the request of the Fund to the extent any of the foregoing are paid by DST.

          Reimbursable expenses, including but not limited to those listed on Exhibit A, represent pass through charges where DST has limited, if any, ability to negotiate the expense from the provider, but may include reasonable allocations to reimburse expenses incurred by DST to lessen the amount of an expense to the Fund or to add value to third party services (the "Added Value Expenses"). Regarding any future Added Value Expenses DST shall (i) provide written notice to the Fund each time DST invoices a new category of Added Value Expenses, identifying the amount of and the justification (the additional expense incurred by DST to lower the overall expense or to add value to the service being invoiced) for the markup, and (ii) obtain the Fund's consent to such markup, which consent shall


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          not be unreasonably delayed or withheld. The Trust agrees to pay postage expenses at least one day in advance if so requested. In addition, any other expenses incurred by DST at the request or with the consent of the Trust will be promptly reimbursed by the Trust.

     C. Amounts due hereunder shall be due and paid on or before the thirtieth (30(th) ) business day after receipt of the statement therefor by the Trust (the "Due Date").

          The Trust is aware that its failure to pay all amounts in a timely fashion so that they will be received by DST on or before the Due Date will give rise to costs to DST not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges. Accordingly, subject to Section 6.D. hereof, in the event that any amounts due hereunder are not received by DST by the Due Date, the Trust shall pay a late charge equal to the lesser of the maximum amount permitted by applicable law or the product of one and one-half percent (1.5%) per month times the amount overdue times the number of months from the Due Date up to and including the day on which payment is received by DST. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due. Acceptance of such late charge shall in no event constitute a waiver of the Trust's or DST's default or prevent the non-defaulting party from exercising any other rights and remedies available to it.

     D. In the event that any charges are disputed, the Trust shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify DST in writing of any disputed charges for billable expenses which it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth (5(th) ) business day after the day on which DST provides to the Trust documentation which an objective observer would agree reasonably supports the disputed charges (the "Revised Due Date"). Late charges shall not begin to accrue as to charges disputed in good faith until the first business day after the Revised Due Date.

     E. The fees and charges set forth on Exhibit A shall increase or may be increased as follows:


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          (1)  On the first day of each new term, in accordance with the "Fee
               Increases" provision in Exhibit A;

          (2) DST shall be entitled to reasonably increase the fees and charges as set forth on Exhibit A upon at least ninety (90) days prior written notice, if changes in existing laws, rules or regulations: (i) require substantial system modifications or (ii) materially increase cost of performance hereunder;

          (3) Upon at least ninety (90) days' prior notice, DST may impose a reasonable charge for additional features of TA2000 used by the Funds which features are not consistent with the Funds' processing requirements as of the effective date of this Agreement; and

          (4) In the event DST, at a Fund's request or direction, performs Exception Services, DST shall be entitled to impose a reasonable increase in the fees and charges for such Exception Services from those set forth on Exhibit A to the extent such Exception Services increase DST's cost of performance.


          If DST notifies the Trust of an increase in fees or charges pursuant to subparagraph (2) of this Section 6.E., the parties shall confer, diligently and in good faith and agree upon a new fee that fully covers the Fund's aliquot portion of the cost of developing the new software to comply with regulatory charges and the increased cost of operation AND the cost of increased operations incurred in connection with performing any new or enhanced functions required by or used in the business of the Trust.

          If DST notifies the Trust of an increase in fees or charges under subparagraphs (3) or (4) of this Section 6.E., the parties shall confer, diligently and in good faith, and agree upon a new fee to cover such new fund feature.

7. OPERATION OF DST SYSTEM.

          In connection with the performance of its services under this Agreement, DST is responsible for such items as:

     A. That entries in DST's records, and in the Trust's records on the TA2000 System created by DST, reflect the orders, instructions, and other information received by DST from the Trust, the Trust's distributor, any Fund's manager or the Trust's principal underwriter, each Fund's investment adviser, each Fund's sponsor, each


                                       12

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          Fund's custodian, or the Trust's administrator (each an "Authorized
          Person"), broker-dealers or shareholders;

     B. That shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data be available and accurately reflect the data in the Trust's records on the TA2000 System;

     C. The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from the Trust and the data in the Trust's records on the TA2000 System;

     D. That redemption transactions and payments be effected timely, under normal circumstances on the day of receipt, and accurately in accordance with redemption instructions received by DST from Authorized Persons, broker-dealers or shareholders and the data in the Trust's records on the TA2000 System;

     E. The deposit daily in the Trust's appropriate special bank account of all checks and payments received by DST from NSCC, broker-dealers or shareholders for investment in Shares;

     F. Notwithstanding anything herein to the contrary, with respect to "as of" adjustments, DST will not automatically assume one hundred percent (100%) responsibility for losses resulting from "as ofs" due to clerical errors or misinterpretations of shareholder instructions, but DST shall in good faith discuss with the Trust DST's accepting liability for all or a portion of the cost of an "as of" on a case-by-case basis and shall, to the extent it is mutually agreed, DST shall accept financial responsibility for that portion of a particular situation resulting in a financial loss to a Fund where such loss is "material", as hereinafter defined, and, under the particular facts at issue or to the extent that such loss is a direct result of DST's material breach of its obligations under this Agreement. A loss is "material" for purposes of this Section 7.F. when it results in a pricing error on a given day which is (i) greater than a negligible amount per shareholder, (ii) equals or exceeds one ($.01) full cent per share times the number of Shares outstanding or (iii) equals or exceeds the product of one-half of one percent ([]%) times an affected Fund's Net Asset Value per Share times the number of Shares outstanding (or, in case of


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

          (ii) or (iii), such other amounts as may be adopted by applicable accounting or regulatory authorities from time to time). When the parties have mutually agreed that DST shall be responsible to contribute to the settlement of a loss, DST's responsibility will commence with that portion of the loss over $0.01 per share calculated on the basis of the total value of all Shares owned by the affected portfolio (i.e., on the basis of the value of the Shares of the total portfolio, including all classes of that portfolio, not just those of the affected class);

     G. The requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of shareholder accounts, transfers, redemptions and other shareholder account transactions, all in conformance with DST's present procedures as set forth in its Legal Manual, Third Party Check Procedures, Checkwriting Draft Procedures, and Signature Guarantee Procedures (collectively the "Procedures") with such changes or deviations therefrom as may be from time to time required or approved by the Trust for a Fund, its investment adviser or principal underwriter, or its or DST's counsel and the rejection of orders or instructions not in good order in accordance with the applicable prospectus or the Procedures;

     H. The maintenance of customary records in connection with its agency, and particularly those records required to be maintained pursuant to subparagraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any; and

     I. The maintenance of a current, duplicate set of each Fund's essential records at a secure separate location, in a form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

8. INDEMNIFICATION.

     A. DST, including DST's employees, agents or affiliated companies to whom DST has subcontracted the performance of any of DST's obligations under this Agreement (each a "DST Agent") whether or not such DST Agent is known to the Fund, shall at all times use reasonable care, due diligence and act in good faith in performing its duties under this Agreement. No person or entity shall be a DST Agent unless DST shall control, or have the ability to control, such agent's performance of DST's obligations under this Agreement. DST shall be solely responsible for acts, errors or omissions resulting in material harm to a Fund committed by its DST Agents. DST shall provide its services as Transfer Agent in accordance with Section 17A of the Securities Exchange Act of 1934, and the rules and regulations thereunder. In the absence of bad faith, willful misconduct, knowing violations of applicable law pertaining to the manner in which transfer agency services are to be performed by DST (excluding any violations arising directly or indirectly out of the actions or omissions to act of third parties unaffiliated with DST), reckless disregard of the performance of its duties, or negligence on its part, DST shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. For those activities or actions delineated in the Procedures, DST shall be presumed to have used reasonable care, due diligence and acted in good faith if it has acted in accordance with the Procedures, copies of which have been provided to the Trust and reviewed and approved by the Trust's counsel, as amended from time to time with approval of counsel, or for any deviation therefrom approved by the Trust or DST counsel.

     B. DST shall not be responsible for, and the Trust shall indemnify and hold DST harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be asserted against DST or for which DST may be held to be liable (including without limitation any attorney's fees or court costs incurred by DST in enforcing this right to the Fund's indemnification) (the "Adverse Consequences"), arising out of or attributable to:

          (1) All actions or omissions to act of DST required to be taken or omitted by DST pursuant to this Agreement, provided that DST has acted in good faith and with due diligence and reasonable care and further provided DST has not materially breached any representation or warranties or material obligation under this Agreement in connection with such action or omission;

          (2) The Trust's refusal or failure to comply with the terms of this Agreement, the Trust's negligence or willful misconduct, or the breach of any representation or warranty of the Trust hereunder;

          (3) The good faith reliance on, or the carrying out of, any written or oral instructions or requests of persons designated by the Trust in writing (see Exhibit D) from time to time as authorized to give instructions on its behalf or representatives of an Authorized Person or DST's good faith reliance on, or use of, information, data, records and documents received from, or which have been prepared and/or maintained by the Trust, its investment advisor, its sponsor or its principal underwriter or any other person or entity from whom the Fund instructs DST to accept and utilize information, data, records, transmissions and documents;

          (4) Defaults by dealers or shareowners with respect to payment for share orders previously entered provided DST has not materially contributed to the occurrence of the default;

          (5) The offer or sale of the Funds' Shares in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such Shares in such state (unless such violation results from DST's failure to comply with written instructions of the Trust or of any officer or other authorized person of the Trust that no offers or sales be permitted to remain in the Trust's securityholder records in or to residents of such state);

          (6) The Trust's errors and mistakes in the use of the TA2000 System, the data center, computer and related equipment used to access the TA2000 System (the "DST Facilities"), and control procedures relating thereto in the verification of output and in the remote input of data;

          (7) Errors, inaccuracies, and omissions in, or errors, inaccuracies or omissions of DST arising out of or resulting from such errors, inaccuracies and omissions in, a Fund's or the Trust's records, shareholder and other records, delivered to DST hereunder by or on behalf of the Trust or a Fund or delivered by the prior agent(s) of the Trust or a Fund;

          (8) Actions or omissions to act by the Trust or agents designated by the Trust with respect to duties assumed thereby as provided for in Section 21 hereof;

          (9) Solely if the Trust or a Fund elects to have DST perform Exception Services, DST's performance of Exception Services except where DST acted or omitted to act in bad faith, with reckless disregard of its obligations or with Gross Negligence, as hereinafter defined; and

          (10) Any inaccuracies in dates in any Fund's shareholder information or history as converted, or any (i) difficulties or inability of DST or any third party to manipulate or process date data, or
               (ii) lack of functionality (including any errors resulting from the "windowing" (currently 1950 to 2049) of client's historical records or non-Year 2000 complaint data provided to DST by third parties) which, in case of (i) or (ii) above, arises out of or results from the failure of a Fund's records to contain date data feeds in an eight digit, full century format, or any other such Year 2000 complaint format for data feeds specified from time to time by DST.

     C. Except where DST is entitled to indemnification under Section 8.B. hereof and with respect to "as ofs" to the extent set forth in Section 7.F., DST shall indemnify and hold the Trust harmless from and against any and all Adverse Consequences arising out of DST's failure to comply with the terms of this Agreement or arising out of or attributable to DST's lack of good faith, negligence or willful misconduct or breach of any representation or warranty of DST hereunder; provided, however, that for any reason other than DST's lack of good faith, willful misconduct or with Gross Negligence, as hereinafter defined, DST's cumulative liability during any term of this Agreement with respect to, arising from or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the aggregate amounts paid hereunder by the Trust to DST as fees and charges solely on behalf of or with respect to the Services provided hereunder to the Fund or Funds seeking indemnification against Adverse Consequences, but not including reimbursable expenses, during the twelve (12) months (or the approximate equivalent of twelve months' fees in cases where less than twelve months having been elapsed before the act giving rise to DST's liability) immediately preceding the event giving rise to DST's liability. For purposes of this Agreement, the term

         "Gross Negligence" shall mean an act or omission by a Party which amounts to indifference to a present legal duty and utter forgetfulness of its legal obligations so far as the other Party is concerned. For purposes of determining whether a Party's act or omission is Grossly Negligent, the trier of fact will look solely to the behavior inherent in or giving rise to the act or omission itself without giving any consideration to the amount or degree of harm caused by the act or omission.

     D. IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF. In this regard, each party acknowledges that where the other party is found liable to a third party in an action where the third party wins a judgment that includes an award of consequential damages against such other party, all damages paid by the other party to such third party is direct damages to the other party and not "consequential damages" as used in this Section.


     E. Promptly after receipt by an indemnified person of notice of the commencement of any action, such indemnified person will, if a claim in respect thereto is to be made against an indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve an indemnifying party from any liability that it may have to any indemnified person for contribution or otherwise under the indemnity agreement contained herein except to the extent it is prejudiced as a proximate result of such failure to timely notify. In case any such action is brought against any indemnified person and such indemnified person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any indemnified party or both with counsel reasonably satisfactory to such indemnified person); provided, however, if the defendants in any such action include both the indemnified person and an indemnifying party and the indemnified person shall have reasonably concluded that there may be a conflict between the positions of the indemnified person and an indemnifying party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified persons which are inconsistent with those available to an indemnifying party, the indemnified person or indemnified persons shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified person or indemnified persons at such indemnified party's sole expense. Upon receipt of notice from an indemnifying party to such indemnified person of its election so to assume the defense of such action and approval by the indemnified person of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the indemnifying party will not be liable to such indemnified person hereunder for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof. An indemnifying party will not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified persons are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified person from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder. If it does so, it waives its right to indemnification therefor.

9. CERTAIN COVENANTS OF DST AND THE TRUST.

     A. All requisite steps will be taken by the Trust from time to time when and as necessary to register the Trust's Shares for sale in all states in which the Trust's Shares shall at the time be offered for sale and require registration. If at any time the Trust will receive notice of any stop order or other proceeding in any such state affecting such registration or the sale of the Trust's Shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of the Trust's Shares, the Trust will give prompt notice thereof to DST.

     B. DST hereby agrees to perform such transfer agency functions as are set forth in Section 4.D. above and establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices, and to carry such insurance as it considers adequate and reasonably available.

     C. To the extent required by Section 31 of the Investment Company Act of 1940 as amended and Rules thereunder, DST agrees that all records maintained by DST relating to the services to be performed by DST under this Agreement are the property of the Trust and will be preserved and will be surrendered promptly to the Trust on request.

     D. DST agrees to furnish the Trust's annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other financial information as reasonably requested by the Trust and a copy of the SSAE 16 or successor Report issued by its certified public accountants pursuant to Rule 17Ad- 13 under the 1934 Act as filed with SEC. The annual financial statements will be certified by DST's certified public accountants and the posting of a current copy thereof on DST's website shall be deemed to be delivery to the Trust.

     E. DST represents and agrees that it will use its reasonable efforts to keep current on the trends of the investment company industry relating to shareholder services and will use its reasonable efforts to continue to modernize and improve.

     F. DST will permit the Trust and its authorized representatives (subject to execution of DST's standard confidentiality and non-use agreement) to make periodic inspections of its operations as such would involve the Trust at reasonable times during business hours. DST will permit the Internal Revenue Service and any other tax authority to inspect its operations in connection with examinations by any such authority of DST's or other taxpayer's compliance with the tax laws, and the costs of each such inspection and examination shall be paid by the Fund to the extent that the examination relates to DST's performance of services under this Agency Agreement. DST will permit duly authorized federal examiners to make periodic inspections of its operations as such would involve the Trust to obtain, INTER ALIA, information and records relating to DST's performance of its Compliance + Program obligations and to inspect DST's operations for purposes of the Compliance + Program. Any costs imposed by such examiners in connection with such examination (other than fines or other penalties) shall be paid by the Trust.

     G. The Trust shall obtain an executed Letter of Intent from each prospective new client of the Trust prior to DST's being requested to provide any conversion or setup services (including planning services) guaranteeing DST's recovery of the One Time Set-Up Fee in accordance with the terms set forth on Exhibit A even if such new prospect does not actually convert onto or does not commence operation on TA2000. In event of any request to DST by the Trust or its agents, such request constitutes the Trust's representation, warranty and covenant that the foregoing provision is in full force and effect and that DST will be paid the foregoing One Time Set-Up Fee if due under the terms of Exhibit A.

     H. For clarification, the Trust is responsible any registration or filing with a federal or state government body or obtaining approval from such body required for the sale of shares of the Trust in such jurisdiction. DST's sole obligation is to provide the Trust access to the Blue Sky module of TA2000 with respect to purchases of shares of the Trust on TA2000. It is the Trust's responsibility to validate that the blue sky module settings are accurate and complete and to validate the output produced thereby to ensure accuracy. DST is not responsible in any way for claims that the sale of shares of the Trust violated any such requirement (unless such violation results from a failure of the DST Blue Sky module to notify the Trust that such sales do not comply with the parameters set by the Trust for sales to residents of a given state).

     I. The Fund shall not enter into one or more omnibus, third-party sub-agency or sub accounting agreements with (i) unaffiliated third-party broker/dealers or other financial intermediaries who have a distribution agreement with the affected

          Funds or (ii) third party administrators of group retirement or annuity plans, unless the Fund either (A) provides DST with a minimum of twelve (12) months' notice before the accounts are deconverted from DST, or (B), if twelve (12) months' notice is not possible, the Fund shall compensate DST by paying a one- time termination fee equal to $.10 per deconverted account per month for every month short of the twelve (12) months' notice in connection with each such deconversion.

10. RECAPITALIZATION OR READJUSTMENT.

          In case of any recapitalization, readjustment or other change in the capital structure of the Trust requiring acceptance of Trust Share certificates, DST will register Shares in book entry format in exchange for, or in transfer of, the outstanding shares or certificates in the old form, upon receiving:

     A.   Written instructions from an officer of the Trust;

     B. Certified copy of the amendment to the Declaration of Trust or other document effecting the change;

     C. Certified copy of the order or consent of each governmental or regulatory authority, required by law to the issuance of the Shares in the new form, and an opinion of counsel that the order or consent of no other government or regulatory authority is required;

     D.   RESERVED;

     E.   Opinion of counsel for the Trust stating:

          (1) The status of the newly issued book entry Shares of the Trust under the Securities Act of 1933, as amended and any other applicable federal or state statute; and

          (2) That the newly issued book entry Shares are, and all unissued Shares will be, when issued, validly issued, fully paid and nonassessable.

11. DEATH, RESIGNATION OR REMOVAL OF SIGNING OFFICER.

          The Trust will file promptly with DST written notice of any change in the officers authorized to provide written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer.

12. FUTURE AMENDMENTS OF CHARTER AND BYLAWS.

          The Trust will promptly file with DST copies of all material amendments to its Articles of Incorporation or Bylaws made after the date of this Agreement.

13. INSTRUCTIONS, OPINION OF COUNSEL AND SIGNATURES.

          At any time DST may apply to any person authorized by the Trust to give instructions to DST, and may with the approval of a Trust officer consult with legal counsel for the Trust, or DST's own legal counsel and at the expense of the Trust, provided DST's counsel fees are reasonable, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. In connection with services provided by DST under this Agency Agreement that relate to compliance by the Fund with the Internal Revenue Code of 1986 or any other tax law, including without limitation the services described in Section 4.D(x), DST shall have no obligation to continue to provide such services after it has asked the Trust to give it instructions which it believes are needed by it to so continue to provide such services and before it receives the needed instructions from the Trust, and DST shall have no liability for any damages (including without limitation penalties imposed by any tax authority) caused by or that result from its failure to provide services as contemplated by this sentence. DST will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. It will also be protected in recognizing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former Transfer Agent or Registrar, or of a co-Transfer Agent or co-Registrar.

14. FORCE MAJEURE AND DISASTER RECOVERY PLANS.

     A. DST shall not be responsible or liable for its failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software, provided such equipment has been reasonably maintained) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection; or any other cause, contingency, circumstance or delay not subject to DST's reasonable control which prevents or hinders DST's performance hereunder.

     B. DST shall provide back-up facilities to the data center or centers used by DST to provide the transfer agency services hereunder (collectively, the "Back-Up Facilities") capable of supplying the transfer agency services specified herein to the Funds in case of damage to the primary facility providing those services. The back-up to the data center operations facility will have no other function that could not be suspended immediately for an indefinite period of time to the extent necessary to allow, or continue to be supported while allowing, the facility to function as a back-up facility and support all functionality scheduled to be supported in DST's Business Contingency Plan. Transfer to the Back-Up Facility shall commence promptly after the DST's declaration of a disaster and shall be conducted in accordance with DST's Business Contingency Plan, which Plan calls for the transfer of TA2000 to the Back-Up Facilities to be completed within 4 hours after DST's declaration of a disaster. The Fund shall not bear any costs (in addition to the Fees and charges set forth in Exhibit A attached hereto) related to such transfer. At least once annually, DST shall complete a successful test of the Business Contingency Plan.

     C. DST also currently maintains, separate from the area in which the operations which provides the services to the Trust hereunder are located, a Crisis Management Center consisting of phones, computers and the other equipment necessary to operate a full service transfer agency business in the event one of its operations areas is rendered inoperable. The transfer of operations to other operating areas or to the Crisis Management Center is also covered in DST's Business Contingency Plan.

15. CERTIFICATION OF DOCUMENTS.

          The required copy of the Trust's Declaration of Trust and copies of all amendments thereto will be certified by the Secretary of the Commonwealth (or other appropriate official) of

          Massachusetts, and if such Declaration of Trust and amendments are required by law to be also filed with a county, city or other officer of official body, a certificate of such filing will appear on the certified copy submitted to DST. A copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the Shares will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto, and copies of resolutions of the Board of Trustees of the Trust, will be certified by the Secretary or an Assistant Secretary of the Trust.

16. RECORDS.

          DST will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 under the 1940 Act, as amended, if any. Notwithstanding anything in this Agreement to the contrary, the records to be maintained and preserved by DST on the TA2000 System under this Agreement shall be maintained and preserved in accordance with the following:

     A. Annual Purges by August 31: DST and the Trust shall mutually agree upon a date for the annual purge of the appropriate history transactions from the Transaction History (A88) file for accounts (both regular and tax advantaged accounts) that were open as of January 1 of the current year, such purge to be complete no later than August 31. Purges completed after this date will subject the Trust to the Aged History Retention fees set forth in the Fee Schedule attached hereto as Exhibit A.

     B. Purge Criteria: In order to avoid the Aged History Retention fees, history data for regular or ordinary accounts (that is, non-tax advantaged accounts) must be purged if the confirmation date of the history transaction is prior to January 1 of the current year and history data for tax advantaged accounts (retirement and educational savings accounts) must be purged if the confirmation date of the history transaction is prior to January 1 of the prior year. All purged history information shall be retained on magnetic tape for seven (7) years.

     C. Purged History Retention Options (entail an additional fee): For the additional fees set forth on the Fee Schedule attached hereto as Exhibit A, Fund may choose (i) to place purged history information on the Purged Transaction History (A19) table or (ii) to retain history information on the Transaction History (A88) file beyond the timeframes defined above. Retaining information on the A19 table allows for viewing of this data through online facilities and E-Commerce applications. This database does not support those histories being printed on statements and reports and is not available for on request job executions.

17. DISPOSITION OF BOOKS, RECORDS AND CANCELED CERTIFICATES.

          DST may send periodically to the Trust, or to where designated by the Secretary or an Assistant Secretary of the Trust, all books, documents, and all records no longer deemed needed for current purposes and Share certificates which have been canceled in transfer or in exchange, upon the understanding that such books, documents, records, and Share certificates, if any will be maintained by the Trust under and in accordance with the requirements of Section 17Ad-7 adopted under the Securities Exchange Act of 1934, including by way of example and not limitation Section 17Ad-7(g) thereof. Such materials will not be destroyed by the Trust without the consent of DST (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

18. PROVISIONS RELATING TO DST AS TRANSFER AGENT.

     A. DST will make original issues of Shares (and, provided the Trust and DST mutually agree to issuance of certificates, certificates) upon written request of an officer of the Trust and upon being furnished with a certified copy of a resolution of the Board of Directors authorizing such original issue, an opinion of counsel as outlined in subparagraphs 1.D. and G. of this Agreement, any documents required by Sections 5. or 10. of this Agreement, and necessary funds for the payment of any original issue tax as required in the next Section.

     B. Before making any original issue of Shares or certificates, in the event the Trust and DST agree upon the issuance of certificated Shares, the Trust will furnish DST with sufficient funds to pay all required taxes on the original issue of the Shares, if any. The Trust will furnish DST such evidence as may be required by DST to show the actual value of the Shares. If no taxes are payable DST will be furnished with an opinion of outside counsel to that effect.

     C. Shares will be transferred and, provided the Trust and DST mutually agree to issuance of certificates, new certificates issued in transfer, or Shares accepted for redemption and funds remitted therefor, or book entry transfer be effected, upon surrender of the old certificates in form or receipt by DST of instructions deemed by DST properly endorsed for transfer or redemption accompanied by such documents as DST may deem necessary to evidence the authority of the person making the transfer or redemption. DST reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature in accordance with the Signature Guarantee Procedures. DST also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgment, are improper or unauthorized. DST may, in effecting transfers or redemptions, rely upon the Procedures, Simplification Acts, UNIFORM COMMERCIAL CODE or other statutes which protect it and the Trust in not requiring complete fiduciary documentation. In cases in which DST is not directed or otherwise required to maintain the consolidated records of shareholder's accounts, DST will not be liable for any loss which may arise by reason of not having such records.

     D. When mail is used for delivery of Share certificates, DST will forward Share certificates in "nonnegotiable" form by first class or registered mail and Share certificates in "negotiable" form by registered mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by DST.

     E. DST will issue and mail subscription warrants, certificates representing Share dividends, exchanges or split ups, or act as Conversion Agent upon receiving written instructions from any officer of the Trust and such other documents as DST deems necessary.

     F. Provided the Trust and DST mutually agree to issuance of certificates, DST will issue, transfer, and split up certificates and will issue certificates of Shares representing full Shares upon surrender of scrip certificates aggregating one full share or more when presented to DST for that purpose upon receiving written instructions from an officer of the Trust and such other documents as DST may deem necessary.

     G. Provided the Trust and DST mutually agree to issuance of certificates, DST may issue new certificates in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken upon receiving instructions from the Trust and indemnity satisfactory to DST and the Trust, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Such instructions from the Trust will be in such form as will be approved by the Board of Trustees of the Trust and will be in accordance with the provisions of law and the bylaws of the Trust governing such matter.

     H. DST will supply a shareholder's list to the Trust for one special meeting per year at no additional charge upon receiving a request from an officer of the Trust. It will also, at the expense of the Trust, supply lists at such other times as may be requested by an officer of the Trust.

I. Upon receipt of written instructions of an officer of the Trust, DST will, at the expense of the Trust, address and mail notices to shareholders.

     J. In case of any request or demand for the inspection of the Share books of the Trust or any other books in the possession of DST, DST will endeavor to notify the Trust and to secure instructions as to permitting or refusing such inspection. DST reserves the right, however, to exhibit the Share books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the Share books or other books to such person.

     K. (1) DST shall assist the Trust to fulfill the Trust's responsibilities under certain provisions of USA PATRIOT Act, Sarbanes-Oxley Act, Title V of Gramm Leach Bliley Act, Securities Act of 1933, Securities and Exchange Act of 1934, and Investment Company Act of 1940, including, INTER ALIA, Rule 38a-1, by complying with Compliance +[], a compliance program that focuses on certain business processes that represent key activities of the transfer agent/service provider function (the "Compliance + Program"), a copy of which has hitherto been made available to Trust. These business processes are anti-money laundering, certificate processing, correspondence processing, fingerprinting, lost shareholder processing, reconciliation and control, transaction processing, customer identification, transfer agent administration and safeguarding fund assets and securities. DST reserves the right to make changes thereto as experience suggests alternative and better ways to perform the affected function. DST shall provide you with written notice of any such changes.

          (2) DST shall perform the procedures set forth in the Compliance + Program, as amended by DST from time to time, which pertain to DST's performance of those transfer agency services in accordance with the terms and conditions set forth in this Agreement, (ii) implement and maintain internal controls and procedures reasonably necessary to insure that our employees act in accordance with the Compliance + Program, and (iii) provide you with written notice of any material changes made to the Program as attached hereto.

          (3) Notwithstanding the foregoing, DST's obligations shall be solely as are set forth in this Section and in the Compliance + Program, as amended, and any of obligations under the enumerated Acts and Regulations that DST has not agreed to perform on your behalf under the Compliance + Program or under this Agreement shall remain the sole obligation of the Trust.

     (L) In connection with the enactment of the Red Flags Regulations (the "Regulations") promulgated jointly by the Office of the Comptroller of the Currency, Treasury (OCC); Board of Governors of the Federal Reserve System (Board); Federal Deposit Insurance Corporation (FDIC); Office of Thrift Supervision, Treasury (OTS); National Credit Union Administration (NCUA); and Federal Trade Commission (FTC or Commission) implementing section 114 of the Fair and Accurate Credit Transactions Act of 2003 (FACT Act) and final rules implementing section 315 of the FACT Act:


          (1) DST shall assist the Trust to fulfill the Trusts' responsibilities under certain provisions of the Regulations that focus on certain business processes that represent key activities of the transfer agent/service provider function, as set forth in the DST identity theft program (the "Identity Theft Program"), a current copy of which has hitherto been made available to Trust. These business processes are set forth in the Identity Theft Program. DST reserves the right to make changes thereto as experience suggests alternative and better ways to perform the affected function. DST shall provide Trust with written notice of any such changes thereto.

          (2) DST shall: (i) perform the procedures set forth in the Identity Theft Program, as amended by DST from time to time, which pertain to DST's performance of those transfer agency services in accordance with the terms and conditions set forth in this Agreement, (ii) implement and maintain internal controls and procedures reasonably necessary to insure that DST's employees act in accordance with the Identity Theft Program, and (iii) provide Trust with written notice of any material changes made to the Identity Theft Program.

          (3) Notwithstanding the foregoing, DST's obligations shall be solely as are set forth in this Section 18(L) and in the Identity Theft

Program and any obligations under the Regulations that DST has not agreed to perform under such Identity Theft Program or under this Agreement shall remain the sole obligation of the Trust(s) or the Trust, as applicable.

          (4) With respect to the Identity Theft Program, DST will permit duly authorized governmental and self-regulatory examiners to make periodic inspections of its operations as such would involve Trust and the Trusts to obtain, INTER ALIA, information and records relating to DST's performance of its obligations under the Identity Theft Program and to inspect DST's operations for purposes of determining DST's compliance with the Identity Theft Program. Any costs imposed by such examiners in connection with such examination (other than fines or other penalties arising solely out of DST's failure to fulfill its obligations under the Identity Theft Program) shall be paid by the Trust.

     M. DST shall establish on behalf of the Trust banking relationships for the conduct of the business of the Fund in accordance with the terms set forth in Section 19.D. of this Agreement.


19. PROVISIONS RELATING TO DIVIDEND DISBURSING AND PAYING AGENCY.

     A. DST will, at the expense of the Trust, provide a special form of check containing the imprint of any device or other matter desired by the Trust. Said checks must, however, be of a form and size convenient for use by DST.

     B. If the Trust desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished DST within a reasonable time prior to the date of mailing of the dividend checks, at the expense of the Trust.

     C. If the Trust desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to DST but the size and form of said envelopes will be subject to the approval of DST. If stamped envelopes are used, they must be furnished by the Trust; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by the Trust.

     D. DST, acting as agent for the Trust, is hereby authorized (1) to establish in the name of, and to maintain on behalf of, the Trust, on the usual terms and conditions prevalent in the industry, including limits or caps based on fees paid over some period of time on the maximum liability of such Banks, as hereinafter defined, one or more deposit accounts at a nationally or regionally known banking institution (the "Bank") into which DST shall deposit the funds DST receives for payment of dividends, distributions, purchases of Trust Shares, redemptions of Trust Shares, commissions, corporate re-organizations (including recapitalizations or liquidations) or any other disbursements made by DST on behalf of the Trust provided for in this Agreement, (2) to draw checks upon such accounts, to issue orders or instructions to the Bank for the payment out of such accounts as necessary or appropriate to accomplish the purposes for which such funds were provided to DST, and (3) to establish, to implement and to transact Trust business through Automated Clearinghouse ("ACH"), Draft Processing, Wire Transfer and any other banking relationships, arrangements and agreements with such Bank as are necessary or appropriate to fulfill DST's obligations under this Agreement. DST, acting as agent for the Trust, is also hereby authorized to execute on behalf and in the name of the Trust, on the usual terms and conditions prevalent in the industry, including limits or caps based on fees paid over some period of time on the maximum liability of such Banks, agreements with banks for ACH, wire transfer, draft processing services, as well as any other services which are necessary or appropriate for DST to utilize to accomplish the purposes of this Agreement. In each of the foregoing situations the Trust shall be liable on such agreements with the Bank as if it itself had executed the agreement. DST shall not be liable for any Adverse Consequences arising out of or resulting from errors or omissions of the Bank provided, however, that DST shall have acted in good faith, with due diligence and without negligence.

     E. DST is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

20. ASSUMPTION OF DUTIES BY THE TRUST OR AGENTS DESIGNATED BY THE TRUST.

     A. The Trust or its designated agents other than DST may assume certain duties and responsibilities of DST or those services of Transfer Agent and Dividend Disbursing Agent as those terms are referred to in
          Section 4.D. of this Agreement including but not limited to answering and responding to telephone inquiries from shareholders and brokers, accepting shareholder and broker instructions (either or both oral and written) and transmitting orders based on such instructions to DST, preparing and mailing confirmations, obtaining certified TIN numbers, classifying the status of shareholders and shareholder accounts under applicable tax law, establishing shareholder accounts on the TA2000 System and assigning social codes and Taxpayer Identification Number codes thereof, and disbursing monies of the Trust, said assumption to be embodied in writing to be signed by both parties.

     B. To the extent the Trust or its agent or affiliate assumes such duties and responsibilities, DST shall be relieved from all responsibility and liability therefor and is hereby indemnified and held harmless against any liability therefrom and in the same manner and degree as provided for in Section 8 hereof.

     C. Initially the Trust or its designees shall be responsible for answering and responding to phone calls from shareholders and broker-dealers.

21. TERMINATION OF AGREEMENT.

     A. This Agreement shall be in effect from the date set forth at the beginning of this Agreement through March 31, 2019 and thereafter shall automatically renew for successive three (3) year terms (each such period, a "RENEWAL TERM") unless terminated by any party giving written notice of non-renewal at least six (6) months' prior to the last day of the then current term (the date on which such notice is due shall be referred to as the "Non-Renewal Notification Date") to each other party hereto; provided that DST shall deliver a written reminder (the "Renewal Reminder") to the Trust of the Non-Renewal Notification Date not more than 120 days and not less than ninety (90) days prior to such date. In the event DST fails to provide the Renewal Reminder within the prescribed period prior to the Non-Renewal Notification Date and the Trust does not provide DST with a notice of non-renewal, then the subsequent Renewal Term shall be twelve (12) months, rather than three
          (3) years; provided, however, in the event DST provides the Trust a Renewal Reminder not more than 120 days and not less than ninety (90) days prior to the expiration of any such 12 month Renewal Term, the subsequent Renewal Term (i.e., the Renewal Term effective upon the expiration of the twelve (12) month Renewal Term), shall be for thirty-six (36) months unless this Agreement is terminated by any party giving written notice of non-renewal at least six (6) months' prior to the last day of the then current term. Each Advisor Complex Schedule shall automatically terminate upon termination of this Agreement in accordance with this Section 21. In addition, either party may terminate this Agreement or an Advisor Complex Schedule in the following manner and under the following circumstances:

     (i)  WITH RESPECT TO A TERMINATION FOR BREACH UNDER SECTION 21.B. OF THIS
          AGREEMENT: upon such date as is specified in a written notice given by the terminating party in the event of a material breach of this Agreement by the other party, provided the terminating party (A) gives the breaching party such notice of termination within forty-five days after the terminating party becomes aware of the occurrence of such material breach and (B) has notified the other party of such material breach at least thirty (30) days prior to the specified date of termination. The breaching party shall have thirty (30) days after receipt of the notice of termination to cure the breach or, if the breach is not capable of remedy within thirty (30) days, to commence actions, which if appropriately pursued would result in the curing of such breach and to thereafter appropriately pursue such actions. Where the material breach is not remedied or an appropriate remedy is not undertaken and pursued as previously set forth, DST will be due fees from the Trust at the regular rates as set forth in the then applicable Fee Schedule for an additional three (3) month period. At the end of such three (3) month period, or such other time as mutually agreed to in writing by the parties hereto, this Agreement shall terminate and the Trust's data shall be deconverted from TA2000 to the new recordkeeping and processing system chosen by the Trust. If the material breach is remedied or an appropriate remedy is undertaken and pursued as previously set forth within such thirty (30) day cure period, the Agreement shall continue for the remainder of the then current Term and any future Terms to which the parties have committed at such time.

     (ii) WITH RESPECT TO A TERMINATION OF AN ADVISOR COMPLEX SCHEDULE: An Advisor Complex Schedule may be terminated effective as of the expiration of the then current term specified on the Advisor Complex Schedule by either party giving to the other party the amount of prior written notice prior to the such expiration specified in the applicable Advisor Complex Schedule, provided, however, that the effective date of any termination shall not occur during the period from December 15 through March 30 of any year to avoid adversely impacting year end. For clarification, a termination of any Advisor Complex Schedule shall have no effect on any other Advisor Complex's applicable Advisor Complex Schedule and such other Advisor Complex Schedules will remain active on TA2000 under the Trust and this Agreement shall remain in full force and effect for those other Advisor Complex's who remain active on TA2000. In event of a termination under this subsection, no termination fee shall be owed by the terminating party to the other party; provided, however, the Trust will be responsible for all deconversion costs with respect to the deconversion of the applicable Advisor Complex.

     (iii) WITH RESPECT TO A TERMINATION FOR BREACH UNDER SECTION 21.C. OF THIS
          AGREEMENT: upon such date as is specified in a written notice given by the terminating party in the event of a material breach of an Advisor Complex Schedule or a material breach of this Agreement by the other party, provided the terminating party (A) gives the breaching party such notice of termination within forty-five days after the terminating party becomes aware of the occurrence of such material breach and (B) has notified the other party of such material breach at least thirty (30) days prior to the specified date of termination. The breaching party shall have thirty (30) days after receipt of the notice of termination to cure the breach or, if the breach is not capable of remedy within thirty (30) days, to commence actions, which if appropriately pursued would result in the curing of such breach and to thereafter appropriately pursue such actions. Where the material breach is not remedied or an appropriate remedy is not undertaken and pursued as previously set forth, DST will be due fees from the Trust at the regular rates as set forth in the then applicable Fee Schedule for an additional three (3) month period. At the end of such three (3) month period, or such other time as mutually agreed to in writing by the parties hereto, the applicable Advisor Complex Schedule shall terminate and the applicable Advisor Complex's data shall be deconverted from TA2000 to the new recordkeeping and processing system chosen by the Advisor Complex, provided, however, a termination of any Advisor Complex Schedule pursuant to this Section shall have no effect on any other Advisor Complex Schedule and such other Advisor Complex Schedules will remain active on TA2000 under the Trust and this Agreement shall remain in full force and effect for those other Advisor Complexes who remain active on TA2000. If the material breach is remedied or an appropriate remedy is undertaken and pursued as previously set forth within such thirty (30) day cure period, the applicable Advisor Complex Schedule shall continue for the remainder of the then current Term and any future Terms to which the parties are committed as specified on the Advisor Complex Schedule.

     B. Each party, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events with respect to the other party:

          (1) The bankruptcy of the other party or its assigns or the appointment of a receiver for the other party or its assigns; or

          (2) Failure by the other party or its assigns to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of the first party and which failure continues for thirty (30) days after receipt of written notice from the first party.

     C. Each party, in addition to any other rights and remedies, shall have the right to terminate an Advisor Complex Schedule forthwith upon the occurrence at any time of failure by the other party or its assigns to perform its duties in accordance with the Agreement or such Advisor Complex Schedule, which failure materially adversely affects the business operations of the first party or the applicable Advisor Complex and which failure continues for thirty (30) days after receipt of written notice from the first party.

     D. In the event of the full termination of this Agreement or a termination of an Advisor Complex Schedule, the Trust will promptly pay DST all amounts due to DST under this Agreement and DST will use its reasonable efforts, in accordance with acceptable industry standards, to transfer the records of the Trust (or deconverting Advisor Complex, if a termination of a Advisor Complex Schedule, but not the full termination of the Agreement) to the designated successor transfer agent (or a place designated by the Trust in case of a liquidating termination) within a reasonable time period, to provide reasonable assistance to the deconverting Advisor Complex and its designated successor transfer agent, and to provide other information relating to its services provided hereunder (subject to the recompense of DST for such assistance at its standard rates and fees for personnel then in effect at that time); provided, however, as used herein "reasonable assistance" and "other information" shall not include assisting any new service or system provider to modify, alter, enhance, or improve its system or to improve, enhance, or alter its current system, or to provide any new functionality or to require DST to disclose any DST Confidential Information, as hereinafter defined, or any information which is otherwise confidential to DST.

     E. If, prior to converting from the TA2000 System, a Fund or Portfolio thereof is unable to obtain a commitment from the new transfer agent that the new transfer agent will perform year end reporting (tax or otherwise) for the entire year and mail and file all reports, including by way of example and not limitation, reports or returns of Form 1099, 5498, 945, 1042 and 1042S, annual account valuations for retirement accounts and year end statements for all accounts and any other reports required to be made by state governments or the federal government or regulatory agencies (the "Returns") (i) DST shall perform year end reporting as instructed by the Fund for the portion of the year DST served as transfer agent and (ii) DST shall be paid therefore a monthly per CUSIP fee (in addition to any applicable Closed CUSIP Fee) through the end of the last month during which the last Return or form is filed (at its standard rate and fees for personnel then in effect at that time). The Fund will cause the new transfer agent to timely advise DST of all changes to the shareholder records effecting such reporting by DST (including but not limited to all account maintenance and any "as of" processing) until all DST reporting obligations cease; and DST shall have no further obligations to the Fund, and the Trust hereby indemnifies, or shall cause the Fund to indemnify, DST and holds, or shall cause the Fund to hold, DST harmless against any Adverse Consequences arising out of or resulting from the failure of the new transfer agent to timely and properly advise DST as required by this Agreement or which could have been avoided if the new transfer agent had timely and properly advised DST thereof or which occur after the Trust or the Fund ceases to pay DST to maintain the Fund data on the TA2000 System and DST purges the data of the Fund from the TA2000 System.

     F. In the event of a termination by a Fund or Portfolio which is liquidating and distributing the proceeds thereof to such shareholders and thereafter closing, such Fund or Portfolio shall use reasonable efforts to provide DST at least three (3) months prior written notice of such liquidation, distribution and closing. In such event, DST may charge reasonable fees as set forth in the then existing Fee Schedule and reasonable fees for account maintenance and processing and for all expenses incurred on the terminated Liquidating Fund's, Portfolio's or Class' behalf, for the time period required to complete the liquidation and/or maintain the Liquidating Fund, Portfolio or Class on DST's TA2000 System for the provision of services, including services in connection with Internal Revenue Service reporting or other required regulatory reporting. All such fees shall be reviewable by the Trust for reasonableness and shall be paid monthly by the Trust until the liquidation is complete and the liquidating Fund or Portfolio is purged from the TA2000 System and DST's services are no longer being utilized.

22. CONFIDENTIALITY.

     A. DST agrees that, except as otherwise required by law, DST will keep confidential all records of and information in its possession relating to the Fund or its shareholders or shareholder accounts, including other information that relates to the business of the Trust, including but not limited to, Fund securities holdings, trading strategies or merger, sale or other reorganization plans and will not disclose the same to any person except at the request or with the consent of the Trust. For purposes of this provision, the Trust is a disclosing party with respect to information that is provided to DST in confidence and to which the Trust has taken reasonable steps to prevent unrestricted disclosure (a "Disclosing Party") and other information to which it, as a Disclosing Party, has made reasonable efforts to maintain its secrecy.

     B. The Trust agrees, except as otherwise required by law, to keep confidential all financial statements and other financial records received from DST, the terms and provisions of this Agreement, all accountant's reports relating to DST, and all manuals, systems and other technical information and data, not publicly disclosed, relating to DST's operations and programs furnished to it by DST pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of DST. For purposes of this provision, DST is a disclosing party with respect to information that is provided in confidence to the Trust and to which DST has taken reasonable steps to prevent unrestricted disclosure (a "Disclosing

          Party") and other information to which it, as a Disclosing Party, has made reasonable efforts to maintain its secrecy.

     C. (1) The Trust acknowledges that DST has proprietary rights in and to the TA2000 System used to perform services hereunder including, but not limited to the maintenance of shareholder accounts and records, processing of related information and generation of output, including, without limitation any changes or modifications of the TA2000 System and any other DST programs, data bases, supporting documentation, or procedures (collectively "DST Confidential Information") which the Fund's access to the TA2000 System or computer hardware or software may permit the Fund or its employees or agents to become aware of or to access and that the DST Confidential Information constitutes confidential material and trade secrets of DST. The Fund agrees to maintain the confidentiality of the DST Confidential Information. For purposes of this provision, the Trust is a receiving party with regards to DST Confidential Information it accepts pursuant to the terms and conditions contained herein ("Receiving Party").

          (2) DST acknowledges that the Trust owns all of the data supplied by or on behalf of the Trust to DST, including without limitation to Trust shareholder records and information. The Trust has proprietary rights to all such data, records and reports containing such data (collectively "Trust Confidential Information") and all records containing such data will be transferred in accordance with termination provisions of this Agreement. DST agrees to maintain the confidentiality of Trust Confidential Information. For purposes of this provision, DST is a receiving party with regards to Trust Confidential Information it accepts pursuant to the terms and conditions contained herein ("Receiving Party").

          (3) Each party to this Agreement acknowledges that any unauthorized use, misuse, disclosure or taking of the other party's Confidential Information which is confidential as provided by law, or which is a trade secret or other information that relates to the business and products of the Disclosing Party with respect to which the Disclosing Party has taken reasonable steps to prevent unrestricted disclosure, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. Each party to this Agreement will advise all of its employees and agents who have access to any of the other party's Confidential Information or, in the case of DST, to any computer equipment capable of accessing DST or DST hardware or software of the foregoing.

          (4) Each party to this Agreement acknowledges that disclosure of a Disclosing Party's Confidential Information may give rise to an irreparable injury to such Disclosing Party inadequately compensable in damages. Accordingly, a Disclosing Party may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available, and each Party consents to the obtaining of such injunctive relief. All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement shall survive the termination or expiration of this Agreement for a period of ten (10) years.

          (5)  Confidential Information shall not include any information that:

               Is now or hereafter becomes available to the public without a breach by the Receiving Party of the terms of this Agreement, but only to the extent the Confidential Information becomes available to the public; or

               Was known to and documented in writing in the possession of the Receiving Party before its disclosure hereunder; or

               Becomes available to the Receiving Party without restrictions on its use or further disclosure; or

               Is independently developed by the Receiving Party after Receiving Party has provided clear and convincing evidence of such independent development; or

               Is disclosed pursuant to judicial action, provided Recipient shall give at least 10 days written notice to Disclosing Party of the request for disclosure in a judicial action and no suitable protective order, or equivalent remedy is available. This information is no longer Confidential Information only to the extent disclosed by the judicial action and subject to the restrictions ordered by the court.

               If the Receiving Party believes any of the above exceptions apply to the Confidential Information of the Disclosing Party, the Receiving Party shall provide the Disclosing Party with at least 20 days written notice of Receiving Party's intent to disclose the Confidential Information to a third party prior to such disclosure

     (D) In the event the Trust obtains information from DST or the TA2000 System which is not intended for the Trust, the Trust agrees to (i) immediately, and in no case more than twenty-four (24) hours later, notify DST that unauthorized information has been made available to the Trust; (ii) after identifying that such information is not intended for the Trust, not review, disclose, release, or in any way, use such unauthorized information; (iii) provide DST reasonable assistance in retrieving such unauthorized information and/or destroy such unauthorized information; and (iv) deliver to DST a certificate executed by an authorized officer of the Trust certifying that all such unauthorized information in the Trust's possession or control has been delivered to DST or destroyed as required by this provision.

     (E) Throughout the Term, DST shall comply with Exhibit D (DST Information Protection Program), which is made a part of this Agreement and applies to the Transfer Agency. The policies and procedures specified in Exhibit D (DST Information Protection Program) are subject to change at any time provided that the protections afforded thereby will not be diminished in comparison with those provided by DST to the Trust prior to the execution of this Agreement. DST will be reasonably available to meet with and provide reasonable assurances to the Trust concerning its data security procedures.

23. CHANGES AND MODIFICATIONS.

     A. During the term of this Agreement DST will use on behalf of the Fund without additional cost all modifications, enhancements, or changes which DST may make to the TA2000 System in the normal course of its business and which are applicable to functions and features offered by the Fund, unless substantially all DST clients are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations. The Fund agrees to pay DST promptly for modifications and improvements that are charged for separately at the rate provided for in DST's standard pricing schedule which shall be identical for substantially all clients, if a standard pricing schedule shall exist. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

     B. DST shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that the Fund will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of the Fund in using or employing the TA2000 System or DST Facilities hereunder or the reports to be generated by such system and facilities hereunder, unless the Fund is given thirty (30) days prior notice to allow the Fund to change its procedures and DST provides the Fund with revised operating procedures and controls.

     C. All enhancements, improvements, changes, modifications or new features added to the TA2000 System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST.

24. SUBCONTRACTORS.

          Provided DST used reasonable care in their selection, nothing herein shall impose any duty upon DST in connection with or make DST liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, Airborne Services, NSCC, Trans Union, ChoicePoint, custodial banks, pricing services, the U.S. mails and telecommunication companies, provided, if DST selected such company, DST shall have exercised due care in selecting the same. The Trust acknowledges and agrees that DST may use onshore or offshore affiliates of DST in performing certain of the Services hereunder.

25. LIMITATIONS ON LIABILITY.

     A. If the Trust is comprised of more than one Fund (or if a Fund is comprised of more than one Portfolio), each Fund or Portfolio shall be regarded for all purposes hereunder as a separate party apart from each other Fund or Portfolio. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Trust shall be deemed to relate solely to the particular Fund or Portfolio to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund or Portfolio constitute a right, obligation or remedy applicable to any other Fund or Portfolio. The use of this single document to memorialize the separate agreement of each Fund or Portfolio is understood to be for clerical convenience only and shall not constitute any basis for joining the Funds or Portfolios for any reason.

     B. Notice is hereby given that a copy of the Trust's Trust Agreement and all amendments thereto is on file with the Secretary of the Commonwealth of Massachusetts; that this Agreement has been executed on behalf of the Trust by the undersigned duly authorized representative of the Trust in his/her capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer or shareholder of the Trust individually.

26. MISCELLANEOUS.

     A. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Delaware, excluding that body of law applicable to choice of law.

     B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     C. The representations and warranties, and the indemnification extended hereunder, if any, are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

     D. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

     E. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     F. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     H. This Agreement may not be assigned by the Trust or DST without the prior written consent of the other.

     I. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between the Trust and DST. It is understood and agreed that all services performed hereunder by DST shall be as an independent contractor and not as an employee of the Trust. This Agreement is between DST and the Trust and neither this Agreement nor the performance of services under it shall create any rights in any third parties. There are no third party beneficiaries hereto.

     J. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

     K. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

     L. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except by written instrument executed by both parties.

     M. All notices to be given hereunder shall be deemed properly given if delivered in person or if sent by U.S. mail, first class, postage prepaid, or if sent by facsimile and thereafter confirmed by mail as follows:


          If to DST:

               DST Systems, Inc.
               210 W 10(th) Street 7(th) Floor
               Kansas City, Missouri 64105
               Attn: Vice President-Full Service

          With a copy of non-operational notices to:

               DST Systems, Inc.
               333 West 11(th) Street, 5(th) Floor
               Kansas City, Missouri 64105
               Attn: Legal Department

          If to the Trust:

               SEI Global Funds Services
               One Freedom Valley Road
               Oaks, PA 19456
          or to such other address as shall have been specified in writing by the party to whom such notice is to be given.

     N. DST and the Trust (including all agents of the Trust) agree that, during any term of this Agreement and for twelve (12) months after its termination, neither party will solicit for employment or offer employment to any employees of the other.

     O. The representations and warranties contained herein shall survive the execution of this Agreement. The representations and warranties contained in this Section, Section 27.O. and the provisions of Section 8 hereof shall survive the termination of the Agreement and the performance of services hereunder until any statute of limitations applicable to the matter at issues shall have expired.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

                                        DST SYSTEMS, INC.

                                        By: /s/ Thomas J. Schmidt

                                        Title: Vice President

                                        THE ADVISORS' INNER CIRCLE FUND III

                                        By: /s/ Dianne M. Descoteaux

                                        Title: VP & Secretary

                                   EXHIBIT A
                  THE ADVISORS' INNER CIRCLE III FEE SCHEDULE
                   EFFECTIVE MARCH 1, 2014 -- MARCH 31, 2019

I. ACCOUNT SERVICE FEES

 A. MINIMUM FEES


CUSIPS in the range 1 -- 7
  Year 1                                              $18,000 per CUSIP per year
  Years 2 -- 3                                        $24,000 per CUSIP per year
CUSIPS > 7                                            $12,000 per CUSIP per year
Institutional Money Market CUSIPS                     $48,000 per CUSIP per year
(NOTE: MINIMUM APPLIES UNLESS CHARGES INCLUDED IN SECTION B EXCEED THE
MINIMUM.)

ACCOUNT MAINTENANCE AND PROCESSING FEES
  Non Level 3 Open Accounts                         $22.00 per account per year
    0 -- 10,000 Accounts                            $20.00 per account per year
    10,001 -- 30,000 Accounts                       $18.00 per account per year
    < 30,000 Accounts

  Level 3 Open Accounts
    0 -- 1,500 Accounts                             $12.00 per account per year
    1,501 -- 3,000 Accounts                         $10.00 per account per year
    3,001 -- 4,500 Accounts                         $8.00 per account per year
    > 4,500 Accounts                                $6.00 per account per year

  Closed Accounts                                   $1.50 per account per year

II. ONE TIME SET-UP  FEES
New Fund for Existing Management Company            $1,030 poer CUSIP
New Management Company with a Single Fund           $2,575 permgt. company
New Management Company with Multiple Funds          $5,150 permgt. company

III. ASSET BASED FEES
$0 - $500,000,000                                   .250 basis points per year
$500,000,001 - $1,000,000,000                       .250 basis points per year
$1,000,000,001 and greater                          .250 basis points per year

IV. OTHER SERVICE FEES
12b-1  Processing                                   $0.23 per open & closed acct
                                                    cycle

Institutional Manual Transactions                   $8.49 per item

Lost Shareholder Compliance                         $1.50 per lost S/H account
                                                    per year + $0.20 per
                                                    database match

Escheatment Costs                                   $158 per CUSIP per filing

                                    + $1.88 per item + OOP Costs
CDSC/Sharelot Processing            $2.48 per account per year
Personal Performance
Minimum Fee                         $515.00 per run
Account Fee                         $   0.13 per run
Ad-Hoc Reporting
Single or Multi File Reports        $250.00 per report
Anti-Money Laundering Fees *
Foreign Accounts                    $0.21 per open account per year
Non-Foreign Accounts                $0.16 per open account per year
Monthly Minimum                     $100 per management company
Short Term Trader Fees *
90 Days or Less                     $   0.07 per account per year
91 Days -- 180 Days                 $   0.13 per account per year
181 Days -- 270 Days                $   0.19 per account per year
271 Days -- 366 Days                $   0.25 per account per year
367 Days -- 2 Years                 $   0.37 per account per year
Reimbursable Expenses               Exhibit A
NSCC *                              Exhibit A.2
TA2000 Voice(TM) System *           Exhibit A.3
Vision(TM)                          Exhibit A.4
FAN Web *                           Exhibit A.5
Financial Intermediary / TPA Fees * Exhibit A.6
Fund Closing / Deconversion *       Exhibit A.7
Cash Utilization                    Exhibit A.8
Advisor Complex Schedule            Exhibit B
DST Information Protection Program  Exhibit C
Authorized Personnel                Exhibit D

Computer/Technical Support (Standard 2013 Rates) *
Business Analyst/Tester:
Dedicated                                        $130,493 per year (1,690 hours)
On-Request                                       $115.75 per hour
COBOL Programmer:
Dedicated                                        $220,020 per year (1,690 hours)
On-Request                                       $174.73 per hour
Workstation Programmer:
Dedicated                                        $252,173 per year (1,690 hours)
On-Request                                       $206.99 per hour
WEB Developer
Dedicated                                        $269,201 per year (1,690 hours)
On-Request                                       $222.62 per hour
Full Service Support:
Senior Staff Support                             $77.50 per hour
Staff Support                                    $57.50 per hour
Clerical Support                                 $47.50 per hour


Conversion/Acquisition Costs -- reimbursable expenses including, but not limited to travel and accommodations, programming, training, equipment installation, etc.

NOTES:

A. OPEN AND CLOSED ACCOUNTS FEES
The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed and shall cease to be charged in the month following the Purge Date, as hereinafter defined. The "Purge Date" for any year shall be any day after June 1st of that year, as selected by the Fund, provided that written notification is presented to DST at least forty-five (45) days prior to the Purge Date.

B. NEW MANAGEMENT COMPANY / FUND ESTABLISHMENT
Establishing a new Fund requires a minimum of 30 days advance notice.

Establishing a new management company requires a minimum of 60 days advance notice.

The One Time Set- Up fees will only be charged in the event that a new fund(s) and/or new management company does not go live, including seed money, during the month it was scheduled to go live. The One Time Set- Up fees for a new Management Company do not include the DST programming hours to set up the INVESTOR product nor do they include the DSTO programming charges.

If a new Fund goes live after the 16(th) of the month with funded assets, including seed money, the CUSIP and Open Account charges for that month will be charged at a 50% discount of the current rate.

C. FEE INCREASES
The fees payable under each Advisor Complex Schedule shall increase annually, effective as of each anniversary of the Effective Date of such Advisor Complex Schedule, by an amount not to exceed the percentage increase, if any, in the Consumer Price Index for all Urban Consumers (CPI-U) in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982-1984=100, as reported by the Bureau of Labor Statistics, since the last anniversary date; provided, however, if the percentage increase in the CPI-U since the last anniversary date exceeds five percent (5%) the fee increase shall be limited to five percent (5%) and the amount by which the percentage increase in the CPI-U exceeds five percent (5%) may be charged in later years, provided in no year will the fee increase exceed five percent (5%). If the Bureau of Labor Statistics ceases to publish such Consumer Price Index for all Urban Consumers, DST shall in good faith select an alternate adjustment index. Items marked by an "*" are subject to change with 60 days notice.

D. LATE FEES
Any fees or reimbursable expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1.5% per month until payment is received.

E. TERMINATION FEES
To be assessed by DST and paid by the Trust in accordance with the provisions of Section 21 of the Agreement.

Fees Accepted By:


/S/ THOMAS J. SCHMIDT                /S/ DIANNE M. DESCOTEAUX
DST Systems, Inc.                    THE ADVISORS' INNER CIRCLE III
3/12/14                              3/14/14
Date                                 Date

                             REIMBURSABLE EXPENSES

                                                                     EXHIBIT A.1

This schedule does not include reimbursable expenses that are incurred on the Fund's behalf.

Examples of reimbursable expenses include, but are not limited to the items listed below.
Forms
Postage (to be paid in advance if so requested)
Mailing Services
Computer Hardware and Software - specific to Fund or installed at remote site at Fund's direction
Telecommunications Equipment and Lines/Long Distance
Charges
Magnetic Tapes, Reels or Cartridges
Magnetic Tape Handling Charges
Microfiche/EFS/Microfilm
Freight Charges
Printing
Bank Wire and ACH Charges
Proxy Processing - per proxy mailed not including postage
    Includes: Proxy Card
              Printing
              Outgoing Envelope
              Return Envelope
              Tabulation and Certification
T.I.N. Certification (W8 & W9)
  (Postage associated with the return envelope is included)
Disaster Recovery(1)* (Includes St. Louis Data center)
Off-site Record Storage Travel, Per Diem and other Billables incurred by DST personnel traveling to, at and from the Fund at the request of the Fund.
Base Compliance Program Expense - $175,000(2)

-------------
(1) The annual charge of $0.206 per account, paid monthly in increments of one-twelfth of the annual charge, is a pro rata portion of DST's cost for the service and will increase proportionate to any increase in DST's costs to provide the recovery service or in the event that the current recovery goal is shortened. The current recovery goal is to have the TA2000 System as provided for in the Business Contingency Plan operational 4 hours after DST's declaration of a disaster. Data communications expenses for connectivity to the backup sites (DST owned or recovery vendor provided) are part of the DST network charges and are billed monthly as an out-of-pocket expense unless network is Fund-provided, in which case connectivity is the responsibility of Fund.

(2) Will not increase by more than 10% in years 2 and 3 provided there are no material changes in the regulatory environment. DST and SEI will review annually the number of clients/management companies to determine whether or not there has been a material impact which would warrant a change in the Compliance Program expense.

                      NSCC FEES AND OUT-OF-POCKET EXPENSES

                                                                     EXHIBIT A.2

DST FEES

     DST charges $1,764 per CUSIP per year for the NSCC platform.

NSCC PARTICIPANT FEES(1)

     The NSCC charges $40 per month per NSCC Participant any for CPU access/shared line costs.

     A combined participant base fee of $200 per month is charged for the following services:

FUND/SERV:

     The NSCC charges an activity charge of $.175 per inputted transaction. Transactions include purchases, redemptions and exchanges.

NETWORKING:

     - $.02 per account for funds paying dividends on a monthly basis

     - $.01 per account for funds paying dividends other than monthly


COMMISSION SETTLEMENT:

     - $.30 per hundred records, per month, for one to 500,000 records; there is a $50 per month minimum processing charge

     - $.20 per hundred records, per month, for 500,001 to 1,000,000 records

     - $.10 per hundred records, per month, for 1,000,001 records and above


MUTUAL FUND PROFILE SERVICE MONTHLY MEMBERSHIP FEE

     - $325.00 per month

SETTLING BANK FEES

The fund may be charged fees by the Funds Settling Bank at which the net settlement account resides for monthly maintenance of this account. These are negotiated directly between the Fund and the Settling Bank.



------------------------
(1) DST does not guarantee fees charged by the NSCC.

                              TA2000 VOICE(TM) SYSTEM                EXHIBIT A.3

                                  FEE SCHEDULE


PER CALL SERVICE FEE
Utilization of DST's TA2000 Voice System is based on a service fee of $.24 PER CALL. Each call has a maximum duration of seven (7) minutes. This charge is a flat rate regardless of the number or type of transactions that a shareholder processes during the call. A given call could result in inquiries and/or transactions being processed for various funds in the complex. Therefore, on a monthly basis, DST will report the number of inquiries and/or transactions processed by fund. A percentage of the total will be derived and reported for each fund. As a result of this process, DST will allocate the charges among the individual funds.

MULTIPLE CALL FLOWS
An additional fee of $525 per month will be charged for each additional call flow that requires different flows, functions, vocabulary, processing, rules or access method. An additional fee of $210 per month will be charged for each additional call flow that is identical in flows, functions, vocabulary, processing rules or access method.

MINIMUM MONTHLY CHARGE
DST's commitment to the reliability and continued enhancement of the TA2000 Voice System necessitates a minimum monthly charge for the service. The minimum monthly charge will only be assessed when it is greater than the monthly service fees. The minimum monthly charge will be implemented on a graduated basis based on the number of CUSIPS and shareholders in a fund complex and is the sum of the CUSIP and account charges. The schedule for this charge is as follows:


YEARS             CHARGE PER                 CHARGE PER
OF                CUSIP AUTHORIZED           SHAREHOLDER
SERVICE           FOR SERVICE*               ACCOUNT**
1                 $ 58                       $.003
2                 $ 85                       $.004
3                 $114                       $.005


* CUSIPS ADDED TO THE SERVICE will be subject to the same minimums being charged to the other CUSIPS in the complex at the time the CUSIPS are added.

** THE PER ACCOUNT CHARGE is based on the total number of shareholder accounts in authorized CUSIPS at the end of each month.


OUT OF POCKET COSTS
Each fund complex will require a unique MPLS number for their shareholders to call. Each MPLS number will require a specific number of trunks to service a given volume of shareholder calls. All installation and monthly usage charges associated with these will be billed through monthly out-of-pocket invoice.

TA2000[] SPEECH RECOGNITION CHARGES
All above charges apply with a 25% mark up of all fees (Per call rate, Fund Minimum, Shareholder Account).

                      VISION(TM)                                EXHIBIT A.4
                      FEE SCHEDULE


Unless specifically indicated otherwise, all fees, charges and discounts will be applied separately to each individual affiliate of Customer that has been assigned a unique management code.


ID CHARGES
NUMBER OF ID BREAKPOINTS ID CHARGE BREAKPOINTS
1 - 500                  $3.25 per month/per ID for each of the first 500 IDs
501 - 1,000              $3.00 per month/per ID for each of the next 500 IDs
1,001 - 2,000            $2.75 per month/per ID for each of the next 1,000 IDs
2,001 - 3,450            $2.50 per month/per ID for each of the next 1,450 IDs
3,451 - +                No charge for each additional ID over 3,450


In accordance with the schedule above, ID Charges for each affiliate of Customer cannot exceed a monthly maximum of $9,500.


INQUIRY CHARGES
Initial Set-up Fee                            None
Per View Charge(1)
Standard                                      $0.05
Reduced                                       $0.025
STATEMENT CHARGES (OPTIONAL)
Individual Statement Retrieval Charge         $0.05 per statement
Batch Statement Load Charge(2)                $0.03 per image
Monthly Statement Interface Support Charge(3) $1,300


The Statement Retrieval Charges do not cover any charges or expenses Customer may incur from its statement vendor.


DATA EXTRACT CHARGES(2)
Advisor Requests        $0.12 per file
Non-Advisor Requests    $6.00 per file


---------------------------
(1)The Standard Per View Charge is currently assessed when an information request retrieves data from individual system-level tables to return a response. DST may, from time to time, determine that certain information requests that retrieve data from a consolidated table to return a response are eligible for the Reduced Per View Charge. Although the foregoing represents the approach DST has historically taken with respect to Per View Charges, DST reserves the right at any time to change the components and/or structure of the Per View Charge. If applicable, Vision Charges do not include any charges or expenses Customer may incur separately from DST for AWD transactions or images offered through Vision.

(2)The Batch Statement Load charge and the Data Extract charge will only be assessed at the time the statements are provided to Vision by the statement vendor or at the time data files are retrieved by Vision, as applicable, not at the time of viewing or downloading.

(3) If Customer uses DST Output, LLC or a subsidiary of DST Output, LLC as its electronic statement vendor, the Monthly Statement Interface Support Charge will be waived.

EMAIL ALERT CHARGES
Per email charge                                        $0.05
TRANSACTION PROCESSING CHARGES (OPTIONAL)
Initial Set-up Fee(1)
Existing FAN Users                                      $2,500
All Others                                              $5,000
Purchase, Redemption, Exchange, Maintenance             $0.10 per transaction
NSCC Reject Processing                                  $0.10 per reject
Workflow Response                                       $0.10 per transaction
New Account Establishment (each new account transaction $0.35 per transaction may contain one or more new accounts)
New Account Web Service Image Delivery                  $0.65 per image
Monthly Minimum(2)                                      greater of $500 or actual usage
DEALER/BRANCH/REP UPDATES (OPTIONAL)
Flat Fee(6)
SalesConnect Customers (Rep level)                      Waived
SalesConnect Customers (Branch level)
and Non-SalesConnect Customers
NUMBER OF ACCOUNTS                                      FLAT FEE CHARGE
0 -- 25,000                                             $0 per month
25,001 -- 100,000                                       $250.00 per month
100,001 -- 500,000                                      $500.00 per month
500,001 -- 1,000,000                                    $1,000.00 per month
1,000,001 - +                                           $2,000.00 per month
Per Update
SalesConnect Customers (Rep level)                      Waived
SalesConnect Customers (Branch level)
and Non-SalesConnect Customers                          $0.10 per transaction

DST will combine accounts for all affiliates of Customer for purposes of determining the applicable Flat Fee for Customer's affiliated corporate complex. It is Customer's responsibility to notify DST in writing of qualifying company affiliations. Customer's number of accounts will be reviewed every January 1 for purposes of determining the monthly Flat Fee charges for that year.

VOLUME DISCOUNTS
Discount Schedule (monthly)(3)

>
$7,500 - $15,000  20%
$15,001 - $30,000 25%
$30,001 - $45,000 30%
$45,001 - +       35%

---------------------------
(1) The Initial Set-up Fee shall be waived for set-ups that involve only NSCC Reject Processing or Workflow Response. For all other transaction processing this Fee shall apply and shall be assessed only once per management code.
(2) NSCC Reject Processing and Workflow Response shall not be considered when calculating the Monthly Minimum charge for Transaction Processing.
(3) ID Charges, Monthly Statement Interface Support Charges, Dealer/Branch/Rep Update Flat Fee and Transaction Processing Initial Set-up Fee are not included in Volume Discount calculations.

The percentage discount is applied incrementally to the dollars associated with each breakpoint.

PLATINUM/GOLD DISCOUNT
An additional discount shall be applied to the net Fees (i.e., after Volume Discounts) paid by Customer for DST's Vision Services if Customer is utilizing DST's Basic FAN Mail Services pursuant to the applicable Master Agreement for DST FAN Mail Services, as follows:

At the beginning of the next calendar year following the first calendar year in which Customer has received Basic FAN Mail Services pursuant to the Service Exhibit to the Master Agreement for DST FAN Mail Services, and at the beginning of each calendar year thereafter, DST shall review the average combined annual usage fees actually paid by Customer for Basic FAN Mail Services and Vision Services for the previous calendar year. Customer shall receive the following discounts on Vision Services fees for the then current calendar year, in the event the total annual combined usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed at least:

GOLD LEVEL

Qualification: $180,000.00 annually, but less than $300,000.00.


Discount: The discount for each billing cycle equals 2[]% of Vision usage fees billed for such cycle.


PLATINUM LEVEL

Qualification: $300,000.00 annually, but less than $2,000,000.00.


Discount: The discount for each billing cycle equals 5% of Vision usage fees billed for such cycle.


PLATINUM PLUS LEVEL

Qualification: $2,000,000.00 annually.


Discount: The discount for each billing cycle equals 10% of Vision usage fees billed for such cycle.

DST will combine qualified usage fees for all affiliates of Customer for purposes of determining the applicable discount for Customer's affiliated corporate complex. It is Customer's responsibility to notify DST in writing of qualifying company affiliations. DST will not combine an affiliate's usage fees with Customer's unless and until Customer has so notified DST. No retroactive adjustments to the Gold and Platinum discounts will be made based on previously undisclosed company affiliations. If Customer qualifies, the discount will be shown on each invoice issued to Customer.

                                                                     EXHIBIT A.5

FAN WEB SERVICES - TA2000 CLIENT
FEE TYPE                                                                    CHARGE
Initial Implementation Site Setup Fee(1)                                    $15,000.00
Each Additional Site Setup Fee                                              $5,000.00
Transaction Fees(2,3)
Portfolio Level Inquiries                                                   $.07
Account Level Inquiries                                                     $.05
Maintenance/Financial Transactions                                          $.10
New Account Establishment                                                   $.35
Auxiliary Processing                                                        $.03
Monthly Base Fee (This is in addition to the monthly transaction fee total)
(Vision[] Product not included)(4)                                          $3,000.00
Fund-Specific Enhancements/Consulting                                       By Quote

Monthly Activity Discount Structure
DST will offer Customer monthly activity discounts based on the total number of Transactions incurred by Customer in such month. The monthly discount shall be applied to Transaction Fees only. The following discount schedule will apply:


Monthly Activity                 Activity Discount
0 -- 150,000                     No Discount
150,001 -- 250,000               $.0050
250,001 -- 500,000               $.0075
500,001 -- 1,000,000             $.0100
1,000,001 -- 2,000,000           $.0150
2,000,001 -- 3,000,000           $.0175
Greater than 3,000,000           $.0200

Example of Monthly Discount:
If Customer has 400,000 Transactions in a given month, a $.005 discount will be applied to 100,000 of the Transactions, and a $.0075 discount will be applied to 150,000 of the Transactions. The remaining 150,000 Transactions are billed according to the standard Transaction Fees.

-----------------------
(1) The Initial Implementation Site Setup Fee includes establishment of FAN Options and site setup. The fee also includes 100 hours of assistance from the FAN Web Group's Business Analysts or technical staff. Any hours in excess of these hours will be billed at DST's then standard FAN rates.
(2) These fees apply only where Customer provides a link from the Customer Web Site to the DST Web Site.
(3) Other Transactions may be supported in the future, the fees for which will be determined at that time. Customer will not be obligated to offer such new Transaction types.
(4) The FAN Web monthly usage fee is a combination of the $3,000.00 monthly base fee and the cumulative total of all transactions processed.

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

                                                                     EXHIBIT A.6

FINANCIAL INTERMEDIARY/THIRD PARTY ADMINISTRATOR FEES

BASE FEE (PER INTERMEDIARY PER MONTH)              $117.76
PHONE CALLS (INBOUND/OUTBOUND)(1)                  $4.71 each
TRANSACTIONS: (1)
Manual Same Day (T) Processing/Settlement
Environments (not processed until money received)  $4.12 each
Manual or Automated Non-Same Day (T+x) Processing/
Settlement Environments (systematic "as-of" T NAV,
adjusted supersheets, expedited money movement)    $12.95 each
ALL INBOUND ELECTRONIC DATA TRANSMISSIONS
Data Transmissions/Interfaces:
First 10 Intermediaries                            $60 /intermediary/month
Next 15 Intermediaries                             $46 /intermediary/month
Intermediaries over 25                             $36 /intermediary/month
Initial Set-up                         Standard Programming/Client Services Fees


Note: DST will assess charges to receivers of outbound electronic data transmissions comprised of an initial setup fee, and a monthly fee based on the number of management companies being accessed.

(1) If the Transfer Agency fee agreement has lower stated rates for phone calls and manual same day (T) transactions DST will honor those stated rates.

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

FUND CLOSING / DECONVERSION FEE SCHEDULE                             EXHIBIT A.7

FEES EFFECTIVE AS OF FUND CLOSING OR DECONVERSION:(15)
Closed Accounts                                  As stated in fee schedule
Closed CUSIP Fee                                 $177 per closed CUSIP per month
PROGRAMMING
As required, at DST's then current standard rates.
REIMBURSABLE EXPENSES


This schedule does not include reimbursable expenses that are incurred on the Fund's behalf. Examples of such reimbursable expenses include but are not limited to forms, postage, mailing services, telephone line/long distance charges, transmission of statement data for remote print/mail operations, remote client hardware, document storage, tax certification mailings, magnetic tapes, printing, microfiche, Fed wire bank charges, ACH bank charges, NSCC charges, as required or incurred, etc. Reimbursable expenses are billed separately from Account Maintenance and Programming fees on a monthly basis.

(15) Charges are effective through May of the following year to compensate DST for tax reporting and statement production.

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

                         DST CASH UTILIZATION                     EXHIBIT A.8
                         INVESTMENT SERVICE


The following describes the DST Cash Utilization investment service:

1) Net collected balances: Net collected balances in the Client's transfer agency bank accounts at UMB Bank, N.A. ("UMB"), will be invested each day in two separate overnight UMB sponsored sweep vehicles with comparable rates of return to UMB's earnings credit rate.

 Money market Sweep: Balances able to be determined by a predetermined cutoff time each business day will be swept into a Money market account in DST's name. This account will be registered as "for the account of DST (Client Name)". The next morning of a business day, the identical principal amounts will be swept back into the originating accounts with the earnings remaining in the Money market account. The following business day, balances will again be swept into the Money market account and will be invested overnight along with residual earnings from previous days, and so on each business day.

 Overnight Rep: Each evening of a business day, balances exclusive of those already swept into the Money Market account (with some UMB constraints) will be swept into an overnight Repo investment. The next morning of a business day, principal and earnings amounts will be swept back into the originating accounts, with DST maintaining an ongoing reconciliation of principal versus earnings in your accounts.

 No investment advisory functions: DST would not be performing investment advisory functions as part of this service. The Money Market and Repo sweep vehicles are UMB product offerings.

2) Lower bank account service charges: For customer electing to use the new Cash Utilization service, DST has renegotiated lower bank account service charges (projected to be 10% less than your current service charges) from UMB by leveraging our collective Transfer Agent and Corporate relationships with the bank. These reduced fees will benefit you directly and will not be available to smaller, individual customers of the bank.

 Service Fee payment: Each month, UMB will determine your service fees and invoice them to DST. DST will pay them on your behalf from the accumulated earnings of both overnight investment vehicles. DST will provide you with a copy of the UMB invoice supporting these charges.

3) DST Fee: DST's fee for this service allows for DST to collect 25% of all gross overnight investment earnings from both investment vehicles for this Cash Utilization service.

 DST Fee Collection: Each month, DST will determine the amount of this fee and deduct it from the accumulated earnings of both overnight investment vehicles. We will provide you with detail supporting the calculation of this fee.

4) Net Earnings Credit: Each month, the remaining net earnings, reduce by both UMB and DST service charges, will be credited against the funds' Transfer Agency fees as a direct reduction of


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

 fund expenses. Should earnings exceed fees, the excess earnings will be available to be credited against future fees or returned to the client based on direction from the client.

 Reconciliation: DST will perform the reconciliation of earnings, service charges and credits. DST will also determine the apportionment of the credits to the individual funds in accordance with the following procedure; the portion of the total credit that each fund receives shall be equal to the percentage of total TA fees that each fund's individual fees represent each month. On your TA fee invoice, we will provide the detail of the original gross charges, the amount of the credit for each individual fund and the net amount due for each fund. The funds would pay DST only the net of total TA fees and reimbursable expenses less the amount of the credits.

5) Legal Opinion: We have reviewed the Legal Opinion of Seward & Kissel, LLP ("Seward") dated July 19, 2000 and hereby advise you that, as assumed by Seward in such letter, the existing agreements whereby 'The Client' receive transfer agency services from DST through UMB, currently the transfer agent for such Funds, have been, and the agreement now being negotiated by and between the Funds and DST whereby DST is appointed as the transfer agent for the Funds will be, approved by a majority of the directors or trustees of each Fund, including a majority of those directors or trustee who are not "interested person" of the Fund or its affiliates, as that term is defined in the 1940 Act.

6) Authorization: Not withstanding anything in any agreement under which DST is authorized, directly or indirectly, to perform transfer agency, shareholder servicing agency or related services, whether as principal, agent or sub-agent, to the contrary, DST is hereby authorized and instructed to open bank accounts in DST's name for the deposit and holding of, and to deposit into and hold in such accounts, all checks and payments received by DST form NSCC, broker-dealers or shareholders, and any other sums received by DST, for investment in shares, while such sums await their actual delivery to and investment in such Funds.

                                                                       EXHIBIT B

                            ADVISOR COMPLEX SCHEDULE

This ADVISOR COMPLEX SCHEDULE (this "Schedule") to the Agreement (as amended, the "Agreement") originally made as of the 12th day of March, 2014, by and between THE ADVISORS' INNER CIRCLE FUND III, a business trust existing under the laws of the Commonwealth of Massachusetts, having its principal place of business at One Freedom Valley Road, Oaks, Pennsylvania 19456 (the "Trust") and DST SYSTEMS, INC., a corporation existing under the laws of the State of Delaware, having its principal place of business at 333 West 11(th) Street, 5(th) Floor, Kansas City, Missouri 64105 ("DST") is entered into by and between DST and the Trust as of the ____ day of _____, 2014"

1. ADVISOR COMPLEX. Subject to the Terms and conditions contained in the Agreement, DST shall provide the Services specified therein to the Trust on behalf of _________________.

2. TERM. This Advisor Complex Schedule shall continue until
___________________.

3. REQUIRED NOTICE PRIOR TO EXPIRATION. The amount of prior written notice required pursuant to


Section 21(a)(ii) is ________________.

4. FEES. In consideration for its services to the Trust as Transfer Agent and Dividend Disbursing Agent on behalf of the Advisor Complex specified in this Advisor Complex Schedule, the Trust will pay to DST from time to time a reasonable compensation for all services rendered as Agent, and also, all its reasonable billable expenses, charges, counsel fees, and other disbursements ("Compensation and Expenses") incurred in connection with the agency. Such compensation is set forth on Exhibit A attached hereto and incorporated herein by reference.

5. MISCELLANEOUS. This Advisor Complex may be executed in one or more counterparts, each of which shall be deemed an original and all or which together shall constitute one and the same Advisor Complex Schedule.

          IN WITNESS WHEREOF, EACH PARTY HERETO HAS CAUSED THE ADVISOR COMPLEX SCHEDULE TO BE EXECUTED ON ITS BEHALF AS OF THE DATE FIRST ABOVE WRITTEN.


THE ADVISORS' INNER CIRCLE DST SYSTEMS, INC.

FUND III
By:                        By:
Name:                      Name:
Title:                     Title:
Date:                      Date:__________________________


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

                                                                       EXHIBIT C

                       DST INFORMATION PROTECTION PROGRAM

DST has a formal Information Protection Program (IPP) that was established and exists as a working roadmap for DST security. DST does Risk Assessments, Security Assessments, Security Awareness for the corporation as a whole, targeted training for specific applicable groups, and other security related activities. DST has a program and process pursuant to which DST reviews its technology and architecture and security requirements and needs.

Integral to the function of the IPP are the Information Protection Committee
(IPC) and the Information Protection Board (IPB). The IPC convenes periodically during the year and is responsible for 1) identifying, measuring and rating risks, 2) approving policies, standards, and practices, and 3) assessing and reporting progress towards compliance. The IPB convenes periodically during the year and is responsible for providing executive level oversight and guidance to the Information Protection Program.

A component of the IPP is DST's Policies, Control Standards, and Technology Baselines. DST's Security Management Console (SMC) is an on-line system DST obtained from Archer Technologies that provides Security Policies, Control Standards, and Technical Baselines, oriented to the financial industry. The policies and standards incorporated in the SMC are designed to be consistent and evolve with ISO27001, HIPAA, Data Protection Act of 1998, IS Forum Standards, FFIEC IS Booklet, and MAS to the extent DST deems them applicable to its business.

DST has in place security log and activity monitoring, on a 24x7x365 basis. DST has an Intrusion Detection System (IDS) implemented to keep us informed on network activity. DST has an incident response process to deal with unexplainable logs and activities that are observed. This process is reviewed for validity and effectiveness for the purpose. DST uses third party security reviews to also provide the information to support DST's security efforts.

All of the foregoing policies and procedures are subject to regular review and modification without notice, it being agreed that (i) no change to the foregoing shall diminish the over-all level of security and protections afforded to Trust Data as maintained on TA2000 and the DST Facilities and (ii) DST hereby undertakes that it shall at all times have in place data security policies and standards that are reasonably designed to be consistent and evolve with ISO27001, HIPAA, Data Protection Act of 1998, IS Forum Standards, FFIEC IS Booklet, and MAS to the extent DST reasonably deems them applicable to its business.

                                                                       EXHIBIT D

                              AUTHORIZED PERSONNEL

Pursuant to Section 8.B.3 of the Agency Agreement between THE ADVISORS' INNER CIRCLE FUND III (the "Trust") and DST (the "Agreement"), the Trust authorizes the following Trust personnel to provide instructions to DST, and receive inquiries from DST in connection with the Agreement:

NAME                                              TITLE

Michael Beattie                                   President
-------------------------------                   -------------------------------------------------------------
Michael Lawson                                    Treasurer, Controller & CFO
-------------------------------                   -------------------------------------------------------------
Dianne M. Descoteaux                              Vice President and Secretary
-------------------------------                   -------------------------------------------------------------
Russell Emery                                     Chief Compliance Officer
-------------------------------                   -------------------------------------------------------------
Lisa Whittaker                                    Vice President and Assistant Secretary
-------------------------------                   -------------------------------------------------------------
Edward McCusker                                   Anti-Money Laundering Compliance Officer and Privacy Officer


This Exhibit may be revised by the Trust by providing DST with a substitute Exhibit D. Any such substitute Exhibit D shall become effective twenty-four
(24) hours after DST's receipt of the document and shall be incorporated into the Agreement.


ACKNOWLEDGMENT OF RECEIPT:

DST SYSTEMS, INC.          THE ADVISORS' INNER CIRCLE FUND III

By:                        By:
Name:                      Name:
Title:                     Title:
Date:                      Date:

                                       65